Exhibit 10.21
Teradata Corporation
Clawback Policy

This Clawback Policy (this “Policy”) is effective as of October 2, 2023 (the “Effective Date”) and was adopted by the Compensation and People Committee (the “Committee”) of the Board of Directors (the “Board”) of Teradata Corporation (the “Company”). Each Executive Officer (as defined below) subject to this Policy is required to sign and return to the Company the Acknowledgement Form attached hereto as Exhibit A pursuant to which such Executive Officer agrees to be bound by the terms and comply with this Policy.

Purpose and Policy Statement

The Company is committed to conducting business with integrity in accordance with high ethical standards and in compliance with all applicable laws, rules, and regulations. This includes the Company’s commitment to comply with all laws, rules, and regulations applicable to the presentation of the Company’s financial information to the public and to the recovery of Erroneously Awarded Incentive-Based Compensation (as defined below).
As a result, the Committee has adopted this Policy to provide that, in the event the Company is required to prepare a Restatement (as defined below), the Company will reasonably promptly recover the amount of any Erroneously Awarded Incentive-Based Compensation that was Received (as defined below) by an Executive Officer covered by this Policy.

In the event of any change in any federal or state law, rule or regulation, or rule, regulation, policy or listing standard of the SEC or any securities exchange on which the Company’s securities are listed after the Effective Date, which requires the Company to recover compensation from an executive officer, the Company will seek recovery under this Policy to the extent required by such laws, rules, regulations, or listing standards.

Administration

The Committee has full power, authority, and sole and exclusive discretion to reasonably construe, interpret, and administer this Policy. The Committee will interpret this Policy consistent with the NYSE Listed Company Manual and any NYSE guidance issued thereunder, the rules and regulations of the SEC, and any other applicable laws, rules or regulations governing the mandatory recovery of compensation, as such laws, rules or regulations may change, be interpreted or evolve from time to time. All determinations and decisions made by the Committee will be made in its reasonable discretion and will be final, conclusive, and binding on all affected individuals. Subject to any limitation at applicable law, the Committee may authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee).

Incentive-Based Compensation that is Subject to Recovery

Pursuant to this Policy, Incentive-Based Compensation that is subject to recovery is any Incentive-Based Compensation that is Received:
a.on or after the Effective Date;
b.after beginning service as an Executive Officer;
c.by a person who served as an Executive Officer at any time during the performance period for that Incentive-Based Compensation (whether or not such Executive Officer is serving at the time the Erroneously Awarded Incentive-Based Compensation is required to be recovered);
d.while the Company has a class of securities listed on the NYSE or another national securities exchange or a national securities association; and
e.during the three completed fiscal years immediately preceding the date that the Company is required to prepare a Restatement, including any transition period that results from a change in the Company’s fiscal year within or immediately following those three completed fiscal years.

For purposes of determining the relevant clawback period, the date that the Company is required to prepare a Restatement is the earlier to occur of: (i) the date the Company’s Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare a Restatement. As such, the Company’s obligation to recover Erroneously Awarded Incentive-Based Compensation is not dependent on if or when restated financial statements are filed with the SEC.

Executive Officers Covered by Policy
This Policy covers the Company’s current and former Executive Officers who Received Erroneously Awarded Incentive-Based Compensation. Recovery under this Policy with respect to an Executive Officer shall not require the finding of any misconduct by such Executive Officer or such Executive Officer being found responsible for the accounting error leading to a Restatement or having contributed to it.
The term “Executive Officer” means the Company’s current or former:
a.president,
b.principal financial officer,
c.principal accounting officer (or if there is no such accounting officer, the controller),
d.any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance),
e.any other officer who performs a policy-making function,
f.any other person who performs similar policy-making functions for the Company, or
g.executive officers of the Company’s parents or subsidiaries if such individuals perform such policy-making functions for the Company.

Policy-making function is not intended to include policy-making functions that are not significant.

Restatement

A “Restatement” is an accounting restatement (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Incentive-Based Compensation

The term “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined below). For clarity and the avoidance of doubt, Incentive-Based Compensation does not include the following:
a.base salary (other than any base salary increase earned wholly or in part based on the attainment of a Financial Reporting Measure, which increase is subject to recovery as Incentive-Based Compensation hereunder);
b.bonuses paid solely at the discretion of the Committee or Board that are not paid from a bonus pool that is determined by satisfying a performance goal based on a Financial Reporting Measure;
c.bonuses paid solely upon satisfying one or more subjective standards (e.g. demonstrated leadership) and/or completion of a specified employment period;
d.non-equity incentive plan awards earned solely upon satisfying one or more strategic measures (e.g., consummating a merger or divestiture), or operational measures (e.g., completion of a project); and
e.equity awards for which the grant is not contingent upon achieving any performance goal based on a Financial Reporting Measure, and vesting is contingent solely upon completion of a specified employment period and/or attaining one or more performance goals that are not Financial Reporting Measures.
f.
Financial Reporting Measures

The term “Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, including non-GAAP financial measures. Financial reporting measures include, without limitation, stock price and total shareholder return. A financial reporting measure need not be presented within the Company’s financial statements or included in an SEC filing to constitute a Financial Reporting Measure for this purpose.

When Incentive-Based Compensation is Received

Incentive-based compensation is deemed “Received” by an Executive Officer in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period.

Erroneously Awarded Incentive-Based Compensation

The term “Erroneously Awarded Incentive-Based Compensation” means that amount of Incentive-Based Compensation Received that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received had it been determined based on the restated amounts and must be computed without regard to any taxes paid.
For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Incentive-Based Compensation is not subject to mathematical recalculation directly from the information in a Restatement, the amount must be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received. The Company will maintain documentation of the determination of that reasonable estimate and provide such documentation to the NYSE.

Authority and Obligation to Recover Erroneously Awarded Incentive-Based Compensation and Exceptions

In the event of a Restatement, the Company will reasonably promptly recover any Erroneously Awarded Incentive-Based Compensation Received in compliance with this Policy, except to the extent provided below and the Committee has made a determination that recovery would be impracticable.
1.The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount of Erroneously Awarded Incentive-Based Compensation; provided that, the Company has made a reasonable attempt to recover the Erroneously Awarded Incentive-Based Compensation before concluding that recovery is impractical and has documented such reasonable attempt(s) to recover the Erroneously Awarded Incentive-Based Compensation and provided that documentation to the NYSE or
2.Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or 411(a) of the U.S. Internal Revenue Code and regulations thereunder.

Method of Recovery

The Committee will have broad discretion to determine the appropriate method for recovering Erroneously Awarded Incentive-Based Compensation hereunder, which may include, without limitation, any one or more of the following:
a.requiring reimbursement of cash or equity Incentive-Based Compensation previously paid;
b.seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards;
c.cancelling or rescinding some or all outstanding vested or unvested cash or equity-based awards, whether paid or unpaid;
d.adjusting, withholding, forfeiture, or other set-off from unpaid compensation (such as base salary or commissions) or deferred compensation;
e.cancelling or setting-off against planned future grants of equity-based awards; and/or
f.any other method required or authorized by applicable law or contract.
If the Executive Officer fails to repay the Erroneously Awarded Incentive-Based Compensation owed under the Policy, the Company will take all appropriate action to recover such Erroneously Awarded Incentive-Based Compensation from such Executive Officer. The applicable Executive Officer will be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such Erroneously Awarded Incentive-Based Compensation.

Policy Not Exclusive

Any recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery, including any right of repayment, forfeiture, or right of offset, that may be available to the Company pursuant to the terms of any other clawback or recovery policy or any similar policy in any employment agreement, incentive or equity compensation plan or award or other agreement and any other legal rights or remedies available to the Company, including termination of employment or taking legal action. Any employment agreement, equity award agreement, compensatory plan or any other agreement or arrangement with an Executive Officer shall be deemed to include, as a condition to the grant of any benefit thereunder, an agreement by the Executive Officer to abide by the terms of this Policy.
Notwithstanding the generality of the foregoing, to the extent any amounts are paid to the Company pursuant to Section 304 of the Sarbanes Oxley Act of 2022, such amounts shall be considered in determining any amounts recovered under this Policy.

No Indemnification

The Company will not indemnify or agree to indemnify any Executive Officer or former Executive Officer against the loss of Erroneously Awarded Incentive-Based Compensation or any claims relating to the Company’s enforcement of its rights under this Policy. The Company will not pay or agree to pay any insurance premium to cover the loss of Erroneously Awarded Incentive-Based Compensation.

Effective Date and Relationship to Prior Policy

This Policy is effective as of the Effective Date and applies to all Incentive-Based Compensation Received by Executive Officers on or after the Effective Date. This Policy supersedes and replaces the Teradata Corporation Compensation Recovery Policy Adopted April 27, 2010 with respect to all Incentive-Based Compensation Received by Executive Officers on or after the Effective Date.

Required Disclosures

The Company will file all disclosures with respect to this Policy in accordance with the requirements of the federal securities laws, including the disclosure required by the applicable SEC filings and will provide all required SEC and other disclosures regarding this Policy and in the event of a Restatement.

Amendment and Termination

The Committee may amend, modify or terminate this Policy in whole or in part at any time in its sole discretion and may adopt such rules and procedures that it deems necessary or appropriate to implement this Policy or to comply with the NYSE Listed Company Manual and any other applicable laws, rules and regulations.

Successors

This Policy shall be binding and enforceable against all Executive Officers and their beneficiaries, heirs, executors, administrators, or other legal representatives.

Governing Law

This Policy and all rights and obligations hereunder are governed by and construed in accordance with the internal laws of the State of Delaware, excluding any choice of law rules or principles that may direct the application of the laws of another jurisdiction. All actions arising out of or relating to this Policy shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, the U.S. District Court for the District of Delaware.

Exhibit A
TERADATA CORPORATION
CLAWBACK POLICY
ACKNOWLEDGEMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Teradata Corporation Clawback Policy (the “Policy”).
By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with Teradata Corporation and its direct and indirect subsidiaries. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Incentive-Based Compensation (as defined in the Policy) to Teradata to the extent required by, and in a manner permitted by, the Policy.

Signature____________________
Name:
Date:

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